Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS

(EASTERN DIVISION)

x : In re:	Chapter 11
: ENESCO GROUP, INC., et al.[1],:	Case No. 07-00565 Hon. A. Benjamin Goldgar

:
Debtors.: :	(Jointly Administered)
x	Re: Docket No. 40

ORDER UNDER 11 U.S.C. §§  105(a), 363, 365, AND 1146(a) AND FED. R. BANKR. P. 2002,
6004, 6006, AND 9014 (I) APPROVING ASSET PURCHASE AGREEMENT WITH EGI ACQUISITION,
LLC., (II) AUTHORIZING (A) SALE OF SUBSTANTIALLY ALL ASSETS OF SELLERS FREE AND
CLEAR OF LIENS, CLAIMS, INTERESTS, AND ENCUMBRANCES, (B) ASSUMPTION AND ASSIGNMENT
OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES, AND

(C) ASSUMPTION OF CERTAIN LIABILITIES, AND

(III) GRANTING RELATED RELIEF

Upon the motion, dated January 18, 2007 (the “Motion”),2 of the above-captioned debtors and debtors-in-possession (collectively, the “Debtors” ), requesting, among other things, entry of an order (the “Sale Order”) under 11 U.S.C. §§ 105, 363, 365 and 1146(a) and Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) (A) authorizing and approving the sale (the “Sale”) of substantially all of the assets of Debtors Enesco Group, Inc. and Gregg Gift Manufacturing, Inc. (collectively, the “Sellers”), including the stock of certain non-debtor subsidiaries (collectively, the “Acquired Assets”), free and clear of all liens, claims, interests and encumbrances (other than Permitted Exceptions and Assumed Liabilities), pursuant to the Asset Purchase Agreement (the “Agreement”), dated as of January 21, 2007, as amended by Amendment No. 1 to Asset Purchase Agreement, dated as of February [13], 2007, by and among the Sellers, and EGI Acquisition, LLC (the “Purchaser”); (B) authorizing and approving the assumption and assignment of certain executory contracts and unexpired leases pursuant to the Agreement (the “Assumed Contracts”); (C) authorizing the Purchaser’s assumption of certain liabilities of the Sellers (the “Assumed Liabilities”); (D) determining that such Sale is exempt from any stamp, transfer, recording or similar tax; and (E) granting related relief; and

The Court having entered an order on January 22, 2007 (the “Bidding Procedures Order”) pursuant to which the Court, among other things, approved (i) the Sellers’ proposed bidding procedures, (ii) the form and manner of notice of the Sale, (iii) the Termination Fee, and (iv) the form and manner of notice of the assumption and assignment of the Assumed Contracts; and

A hearing on the Motion having been held on February 15, 2007 (the “Sale Hearing”) at which time all interested parties were offered an opportunity to be heard with respect to the Motion; and the Court having reviewed and considered (i) the Motion and attachments thereto, (ii) all objections and comments relating to the Sale or to the assumption and assignment of the Assumed Contracts, (iii) the arguments of counsel made, and the evidence proffered or adduced, at the Sale Hearing; and it appearing that the relief requested in the Motion is in the best interests of the Sellers, their estates and creditors and other parties in interest; and upon the record of the Sale Hearing and these cases; and after due deliberation thereon; and good cause appearing therefore, it is hereby

FOUND AND DETERMINED THAT:

A. This Court has jurisdiction to hear and determine the Motion pursuant to 28 U.S.C. §§ 157 and 1334 and this matter is a core proceeding under 28 U.S.C. §§  157(b)(2)(A) and (N). Venue of these cases and the Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409.

B. The statutory predicates for the relief requested herein are sections 105(a), 363(b), (f), (m) and (n), 365 and 1146(a) of the Bankruptcy Code, and Bankruptcy Rules 2002, 6004, 6006 and 9014.

C. As evidenced by the affidavits of service filed with the Court, proper, timely, adequate and sufficient notice of the Motion, the Agreement (without schedules and exhibits), the Bidding Procedures Order, the Bidding Procedures, the Auction, the Sale Hearing and the assumption and assignment of the Assumed Contracts has been provided in accordance with sections 102(1), 363 and 365 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, and 6006 and the Bidding Procedures Order. Also, as evidenced by the affidavits of publication filed with the Court, the Auction and Sale Notice was published once each in The New York Times (national edition) and The Chicago Tribune in accordance with Bankruptcy Rules 2002(l) and 9008. Such notice was good and sufficient, and appropriate under the particular circumstances and no other or further notice of the Motion or the Sale Hearing is or shall be required.

D. A reasonable opportunity to object or be heard with respect to the Sale and the relief granted by this Sale Order has been afforded to all interested persons and entities, including: (i) the unsecured creditors’ committee appointed in the Sellers’ chapter 11 cases; (ii) the Ad Hoc Committee of Equity Security Holders; (iii) all federal, state and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion, including but not limited to all such taxing authorities or recording offices in the jurisdictions in which the Sellers have offices or other facilities or in which any of the Acquired Assets are located; (iv) all parties having expressed within the past six (6) months a bona fide interest in acquiring the Acquired Assets; (v) all entities (or counsel therefore) known to have asserted any lien, claim, encumbrance, right of refusal, or other interest in or upon the Sellers or the Acquired Assets; (vi) the United States Attorney’s Office; (vii) the Internal Revenue Service; (viii) the Securities and Exchange Commission; (ix) all non-Debtor counterparties (collectively, the “Counterparties” and each a “Counterparty”) to the Assumed Contracts; (x) all entities who had filed a notice of appearance and request for service of papers in the Debtors’ chapter 11 cases pursuant to Bankruptcy Rule 2002 as of the date of such notice; and (xi) the United States Trustee for the Northern District of Chicago.

E. The Sellers have demonstrated both (i) good, sufficient, and sound business purpose and justification and (ii) compelling circumstances for the Sale pursuant to Section 363(b) of the Bankruptcy Code prior to, and outside of, a plan of reorganization in that, among other things:

(1) The Sellers currently are unable to continue to finance their working capital requirements. The cash provided by the Sellers’ operating activities is inadequate to enable the Sellers to meet capital expenditure requirements necessary to maintain and expand their operations in the ordinary course of business.

(2) The Sellers’ scarce financial resources are deteriorating and without additional working capital — which the Sellers have been unable to obtain other than in the form of debtor-in-possession financing from the Purchaser— they will be unable to continue to operate their businesses at current levels. This could lead to the inability to procure new customers, loss of existing customers, or even the discontinuation of some or all of the Sellers’ operations, to the extreme detriment of the Sellers’ customers, employees, and creditors. Accordingly, absent prompt approval and consummation of the Sale, the Sellers’ ability to realize a going concern value for the Acquired Assets will vanish promptly.

(3) If the Sale and related transactions were not approved and consummated promptly, the Sellers’ business could deteriorate to the point where the Purchaser could terminate the Agreement, thereby consigning the Sellers to either a disorganized liquidation that would achieve far less value for their estates than the transactions contemplated by the Agreement or, perhaps, a sale involving a significantly reduced purchase price. More specifically, the obligation of the Purchaser to consummate the Sale is conditioned upon, among other things, there being no material breach of any of the Sellers’ representations and warranties, the Sellers having performed in all material respects all obligations under the Agreement, and there being no material adverse effect on the Acquired Assets being purchased. Additionally, the Sellers have covenanted that they will conduct their business in the ordinary course consistent with the past practice, and will use reasonable best efforts to preserve and maintain the Acquired Assets. Given the Sellers’ liquidity constraints, there is a significant risk that the Sellers cannot maintain their operations at current levels for any length of time. The cessation of, or even a drastic reduction in, the Sellers’ operations could result in a material adverse effect permitting termination of the Agreement pursuant to Section 4.4(i) thereof.

(4) The Sellers have provided notice of the Sale in accordance with the Bidding Procedures Order, including publication of a notice of the Sale in The Chicago Tribune and the New York Times (National Edition). Following the Sellers’, together with their investment bankers’, extensive prepetition marketing efforts and their postpetition continuation of such efforts and compliance with the Bidding Procedures Order, the Sale to the Purchaser represents the highest and best offer obtained for the Acquired Assets, both in terms of the economic value of the offer and the certainty of prompt consummation of the transaction.

(5) A sale of the Acquired Assets at this time to this Purchaser pursuant to 11 U.S.C. § 363(b) is the only viable alternative for preserving and capturing the value of the Acquired Assets and ensuring the continuation of the Sellers’ Business, and will result in the highest possible purchase price for the Acquired Assets. The Sellers cannot continue to operate the Business for the time required to confirm and consummate a plan of reorganization without risking an immediate and material decline in the value of the Acquired Assets. Thus, the only way to preserve and maximize the value of the Acquired Assets is to consummate the Sale and sell the Acquired Assets under section 363(b) of the Bankruptcy Code.

F. The Sale reflects the exercise of the Sellers’ sound business judgment. Approval of the Agreement and the consummation of the Sale contemplated thereby are in the best interests of the Sellers, their estates, their creditors, and all other parties in interest.

G. As evidenced by the Sellers’ extensive marketing efforts, the consideration provided by the Purchaser for the Acquired Assets pursuant to, and the other terms of, the Agreement (i) are fair and reasonable, (ii) are the highest or otherwise best offer for the Acquired Assets, (iii) will provide a greater recovery to the Sellers’ estates than would be provided by any other practical available alternative, and (iv) constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

H. Subject only to entry of this Sale Order, the Sellers have (i) full corporate or other appropriate power and authority to execute the Agreement and all other documents contemplated thereby, and the Sale has been duly and validly authorized by all necessary corporate or other appropriate action of the Sellers, (ii) all of the corporate or other appropriate power and authority necessary to consummate the transactions contemplated by the Agreement, (iii) taken all corporate or other appropriate action necessary to authorize and approve the Agreement and the consummation of the Sale by such Sellers, and no consents or approvals, other than those expressly provided for in the Agreement, are required for the Sellers to consummate such transactions.

I. The transfer of the Acquired Assets by the Sellers to the Purchaser: (i) is or will be a legal, valid and effective transfer of the Acquired Assets, (ii) vests or will vest Purchaser with good title to the Acquired Assets free and clear of (a) all liens, interests, and encumbrances, and (b) all debts arising under or out of, in connection with, or in any way relating to, any acts of Sellers, claims (as defined in section 101(5) of the Bankruptcy Code), rights or causes of action (whether in law or in equity, including, but not limited to, any rights or causes of action based on theories of transferee or successor liability under any law, statute, rule, or regulation of the United States, any state, territory, or possession thereof, or the District of Columbia), obligations, demands, guaranties, rights, contractual commitments, restrictions, interests and matters of any kind or nature whatsoever, whether arising prior to or subsequent to the commencement of these cases, and whether imposed by agreement, understanding, law, equity or otherwise, except the Assumed Liabilities and Permitted Exceptions.

J. All persons having liens, claims, interests or encumbrances of any kind or nature whatsoever against, on, or in any Seller or the Acquired Assets shall be forever barred, estopped and permanently enjoined from pursuing such claims or asserting such liens, interests or encumbrances against the Purchaser, any of its assets, property, successors or assigns, or the Acquired Assets, other than with regard to the Permitted Exceptions and Assumed Liabilities.

K. The Purchaser would not have entered into the Agreement and would not consummate the Sale contemplated thereby if the sale of the Acquired Assets, the assignment of the Assumed Contacts to the Purchaser, and the assumption of the Assumed Liabilities by the Purchaser, were not free and clear of all liens, claims, interests and encumbrances, other than with regard to the Permitted Exceptions and Assumed Liabilities, or if the Purchaser would, or in the future could, be liable for any liens, claims, interests, or encumbrances, including, without limitation, the Excluded Liabilities.

L. Other than with regard to the Permitted Exceptions and Assumed Liabilities, the Sellers may sell the Acquired Assets free and clear of all liens, claims, interests and encumbrances because, in each case, one or more of the standards set forth in section 363(f)(1)-(5) and 365(f) of the Bankruptcy Code have been satisfied. Those (i) holders of liens, claims, interests and/or encumbrances and (ii) Counterparties to Assumed Contracts who did not object or who withdrew their objections to the Sale, entry of this Sale Order, and/or the assumption and assignment of any Assumed Contract are deemed to have consented pursuant to sections 105 and 363(f)(2) of the Bankruptcy Code. Those (i) holders of liens, claims, interests, and/or encumbrances and (ii) Counterparties to Assumed Contracts who did object, but fall within one or more of the other subsections of 11 U.S.C. §§  363 or 365, are adequately protected by being paid or by having their claims, if any, attach to the proceeds of the Sale ultimately attributable to the property against or in which they claim liens, in the same order of priority that existed prior to the Sale and subject to all objections, counterclaims, recoupments, setoffs, and other defenses of the Sellers’ estates.

M. The Sellers have demonstrated that it is an exercise of their sound business judgment to assume and assign the Assumed Contracts to the Purchaser in connection with the consummation of the Sale, and the assumption and assignment of the Assumed Contracts is in the best interests of the Sellers, their estates, and their creditors. The Assumed Contracts being assigned to, and the liabilities thereunder being assumed by, the Purchaser are an integral part of the Sale and, accordingly, such assumption and assignment of the Assumed Contracts and the post-Closing Date liabilities thereunder are reasonable and enhance the value of the Sellers’ estates.

N. The Purchaser has (i) cured or has provided adequate assurance of prompt cure of any default existing prior to the Closing Date under any of the Assumed Contracts within the meaning of 11 U.S.C. § 365(b)(1)(A), (ii) provided compensation or adequate assurance of compensation to any party other than the Sellers for any actual pecuniary loss to such party resulting from a default prior to the Closing Date under any of the Assumed Contracts, within the meaning of 11 U.S.C. § 365(b)(1)(B), and (iii) provided adequate assurance of its future performance of and under the Assumed Contracts following the Closing Date within the meaning of 11 U.S.C. § 365(b)(l)(C).

O. The terms and conditions of the Agreement are fair and reasonable and were negotiated in good faith and at arms-length and without collusion. The Purchaser is not affiliated with any of the Sellers, is not an “insider” as that term is defined in Section 101(31) of the Bankruptcy Code, and is a purchaser in good faith of the Acquired Assets and, thus, is entitled to the protections afforded a good faith purchaser by section 363(m) of the Bankruptcy Code. Neither the Sellers nor the Purchaser has engaged in any conduct that would cause or permit the Agreement and the transactions contemplated thereby to be avoided under section 363(n) of the Bankruptcy Code.

P. There are no common incorporators, executive officers, directors or material stockholders or material members between the Sellers and the Purchaser; the Sale does not and will not constitute a “de facto merger” or consolidation or a mere continuation or substantial continuation of the Sellers’ business; and the purpose and intent of the Purchaser is not to avoid the Sellers’ liabilities or assist the Sellers in avoiding their liabilities. Accordingly, the transfer of the Acquired Assets to the Purchaser and assumption and assignment to, and assumption by the Purchaser of, the Assumed Contracts and Assumed Liabilities will not subject the Purchaser to any liability with respect to the operation of the Acquired Assets prior to the Closing or by reason of such transfer under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, on any theory of law or equity, including, without limitation, any theory of equitable subordination or successor or transferee liability.

Q. The Sellers cannot confirm and consummate a Chapter 11 plan absent a sale of the Acquired Assets. The Sale thus is a sale in contemplation of a plan and, accordingly, a transfer pursuant to section 1146(a) of the Bankruptcy Code that shall not be taxed under any law imposing a stamp, transfer, recording, sales, excise, or similar tax, as and to the extent provided in this Sale Order.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

General Provisions

1. The Motion is granted in its entirety, as further described herein.

2. All parties in interest have had the opportunity to object to the relief requested in the Sale Motion and to the extent that objections to the Sale Motion or the relief requested therein have not been withdrawn, waived, settled, or continued (specifically Docket Nos. 147 and 160), such objections and all reservations of rights included therein are overruled on the merits. Those parties who did not object, or who withdrew their objections, to the Sale Motion are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code.

Approval of the Agreement

3. The terms and conditions of the Agreement, including, without limitation, all Exhibits and Schedules thereto, and the Sale contemplated thereby, are hereby authorized and approved in all respects, pursuant to sections 105(a), 363(b) and 365(f) of the Bankruptcy Code.

4. Pursuant to sections 105(a), 363(b),(f),(m) and (n) and 365(f) of the Bankruptcy Code, and subject to the other provisions of this Sale Order, the Sellers are hereby authorized, directed and empowered to (a) fully perform under, consummate and implement the terms of the Agreement together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Agreement and the Sale contemplated thereby, and (b) take all further actions as may reasonably be requested by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser, or reducing to possession any or all of the Acquired Assets or Assumed Liabilities, or as may be necessary or appropriate to the performance of the Sellers’ obligations as contemplated by the Agreement, without any further corporate action or orders of this Court. The Sellers’ obligations under the Agreement shall constitute or be deemed to give rise to administrative expenses of the Sellers’ estates under sections 503(b) and 507(a)(i) of the Bankruptcy Code.

5. Nothing contained in any chapter 11 plan confirmed in these cases or the confirmation order confirming any such chapter 11 plan shall conflict with or derogate from the provisions of the Agreement or this Sale Order, and to the extent of any conflict or derogation between this Sale Order or the Agreement and such future plan or order, the terms of this Sale Order and the Agreement shall control to the extent of such conflict or derogation.

Transfer of Acquired Assets

6. Pursuant to sections 105(a), 363(f) and 365(f) of the Bankruptcy Code, upon the closing of the Agreement, the Acquired Assets shall be transferred to the Purchaser free and clear of all liens, claims, interests and encumbrances, except for the Assumed Liabilities and Permitted Exceptions, with such liens, claims, interests and encumbrances to attach to the proceeds of the Sale in the order of their priority, with the same validity, force and effect which they now have as against the Acquired Assets.

7. Except with regard to Permitted Exceptions and Assumed Liabilities, all persons and entities, including, but not limited to, the Debtors, all debt security holders, equity security holders, governmental, tax and regulatory authorities, lenders, parties to or beneficiaries under any benefit plan, trade and other creditors, asserting or having a lien, claim, interest, or encumbrance of any kind or nature whatsoever against, on, or in any of the Sellers or the Acquired Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Sellers, the Acquired Assets, the operation of the Sellers’ businesses prior to the Closing Date or the transfer of the Acquired Assets to the Purchaser, shall forever be barred, estopped, and permanently enjoined from asserting, prosecuting or otherwise pursuing such lien, claim, interest, or encumbrance against the Purchaser, any of its assets, property, successors or assigns, or the Acquired Assets.

8. The transfer of the Acquired Assets to the Purchaser shall be a legal, valid, and effective transfer of the Acquired Assets, authorized pursuant to the Bankruptcy Code, and shall vest the Purchaser with all right, title, and interest of the Sellers in and to the Acquired Assets free and clear of all liens, claims, interests, and encumbrances (other than the Permitted Exceptions and Assumed Liabilities).

9. If any person or entity that has filed financing statements, mortgages, mechanic’s liens, lis pendens, or other documents or agreements evidencing liens, claims, interests, or encumbrances on or in the Sellers or the Acquired Assets shall not have delivered to the Sellers prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all liens, claims, interests, or encumbrances that the person or entity has with respect to the Sellers or the Acquired Assets or otherwise, then only with regard to Acquired Assets that are purchased by the Purchaser pursuant to the Agreement and this Sale Order, (a) the Sellers are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Acquired Assets and (b) the Purchaser is hereby authorized to file, register, or otherwise record a certified copy of this Sale Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all liens, claims, interests, or encumbrances on or in the Acquired Assets of any kind or nature whatsoever (other than the Permitted Exceptions and Assumed Liabilities).

Assumption and Assignment of Assumed Contracts

10. Pursuant to 11 U.S.C. §§ 105(a), 363 and 365, subject to and conditioned upon the Closing of the Sale and on the terms set forth in and as limited by the Agreement, the Bidding Procedures Order and herein, the Sellers’ assumption and assignment of the Assumed Contracts to the Purchaser, and the Purchaser’s assumption of such Assumed Contracts are hereby approved, and the requirements of 11 U.S.C. § 365 with respect to the Assumed Contracts are determined to have been satisfied. Accordingly, the Sellers are hereby authorized and directed in accordance with 11 U.S.C. §§  105(a), 363 and 365 and the Agreement to (a) assume and assign to the Purchaser, effective upon the Closing of the Sale, the Assumed Contracts free and clear of all liens, claims, interests and encumbrances, other than with regard to the Permitted Exceptions and Assumed Liabilities, (b) assign to the Purchaser, effective upon the Closing of the Sale, the Assumed Liabilities, which the Purchaser shall assume subject to all objections, claims, counterclaims, rights of setoff or recoupment, and other defenses of the Sellers with respect to such Assumed Liabilities, and (c) execute and deliver to the Purchaser such documents or other instruments as may be necessary to assign and transfer the Assumed Contracts and the Assumed Liabilities to the Purchaser and such assumptions and assignments shall be deemed to have occurred on the Closing Dale without further order of the Court.

11. The Assumed Contracts shall be transferred to, and remain in full force and effect for the benefit of the Purchaser and the relevant Counterparties to the Assumed Contracts. The Assumed Contracts shall be assigned to Purchaser, in accordance with their respective terms, notwithstanding any provision in any Assumed Contract or in any applicable law (including those of the type described in sections 365(b)(l) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions in any way such assignment or transfer, including, without limitation, change of control, payment or liabilities triggered by the sale of the Acquired Assets or any portion thereof, or use and going dark restrictions. In addition, pursuant to section 365(k) of the Bankruptcy Code, the Sellers shall be relieved from any further liability for any post-Closing breach of any such Assumed Contracts. Each Counterparty to an Assumed Contract shall be forever barred from asserting any claims arising on or before the date of this Sale Order against the Sellers, the Purchaser or its affiliates, or property of any of them, with respect to such Assumed Contract, and, absent any defaults by the Purchaser subsequent to the date hereof, each such Counterparty is hereby directed to perform all of its obligations under the Assumed Contract.

12. At Closing, or as promptly as practicable thereafter, and in accordance with the Agreement, the Purchaser shall deliver to the Counterparties to the Assumed Contracts, an amount of cash equal to the applicable Cure Costs thereunder as determined by the Bankruptcy Court pursuant to the procedures and limitations established by the Bidding Procedures Order.

13. Except with respect to objections to any cure amounts determined by the Sellers (the "Cure Objections”) that remain unresolved as of the Sale Hearing (the “Unresolved Cure Objections”), the cure amounts required to be paid under 11 U.S.C. § 365 shall be fixed at the amounts listed in the attached Exhibit A (as may have been revised by agreement among the Sellers and the Counterparty to any such Assumed Contract) subject to adjustment for any amounts already paid by the Sellers to a Counterparty in respect of amounts listed in the Assumption and Assignment Notice or on the attached Exhibit A.

14. The Sellers and Purchaser are authorized, but not directed, to enter into agreements (each an “Assignment Agreement”) with Counterparties with respect to the terms of assignment, including without limitation, adequate assurance of future performance and the appropriate Cure Cost or payment of other arrearages, applicable to such Counterparties’ Assumed Contract without further Court approval. Notwithstanding anything else in this Sale Order to the contrary, with respect to the Assumed Contracts, the appropriate Cure Cost or other arrearages and any additional adequate assurance commitment from the Purchaser set forth in an Assignment Agreement shall be binding. Each Assignment Agreement is incorporated herein by reference.

15. Nothing in this Sale Order, the Motion, or in any notice or any other document is or shall be deemed an admission by the Sellers that any Assumed Contract is an executory contract or unexpired lease or must be assumed and assigned pursuant to the Agreement or in order to consummate the Sale.

16. Each Counterparty to an Assumed Contract hereby is forever barred, estopped, and permanently enjoined from asserting against the Sellers or the Purchaser, or the property of any of them, any default existing as of the date of the Sale Hearing if such default was not raised or asserted prior to or at the Sale Hearing.

17. The failure of the Sellers or the Purchaser to enforce at any time one or more terms or conditions of any Assumed Contract shall not be a waiver of such terms or conditions, or of the Sellers’ and Purchaser’s rights to enforce every term and condition of such Assumed Contract.

18. Nothing in this Sale Order, the Motion, or in any notice or any other document shall prejudice the rights of the Sellers and the Purchaser to file additional motions seeking assumption and assignment of additional contracts or unexpired leases upon appropriate notice to the counterparties to each additional contract or unexpired lease placed upon any such supplemental list.

19. Notwithstanding anything to the contrary in this Order, at any time prior to the Closing Date and upon agreement with the Purchaser, the Sellers may remove any executory contract or unexpired lease from the list of Assumed Contracts irrespective of whether a Counterparty to such executory contract or unexpired lease received a notice of Sellers’ intent to assume and assign and/or an Assumption and Assignment Notice (as defined in the Bidding Procedures Order) (the "Removed Assumed Contracts”). Such removals shall be effective upon the Sellers’ filing of the list or lists of Removed Assumed Contracts with the Court. The Sellers shall promptly provide notice of such removal(s) to the Counterparties to such Removed Assumed Contracts. The assumption, rejection or assignment of such Removed Assumed Contracts shall be the subject of a separate motion and/or further order of the Court.

Additional Provisions

20. The transfer of the Acquired Assets pursuant to the Sale is a transfer pursuant to section 1146(a) of the Bankruptcy Code, and accordingly shall not be taxed under any law imposing a stamp, transfer, recording, sales, excise, or similar tax.

21. The consideration provided by the Purchaser for the Acquired Assets under the Agreement (a) is and shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia and (b) is fair and reasonable, and neither the consideration nor the Agreement may be avoided or voided under section 363(n) or any other provision of the Bankruptcy Code or applicable non-bankruptcy law.

22. On the Closing Date of the Sale, each of the Sellers’ creditors is authorized and directed to execute such documents and take all other actions as may be reasonably necessary to release its liens, claims interests or encumbrances on or in the Acquired Assets, if any, as the same may have been recorded or may otherwise exist.

23. This Sale Order shall be effective immediately and shall be binding upon and shall govern the acts of all entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Acquired Assets. Each such person, entity, governmental agency, department, or official is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Agreement.

24. This Court retains jurisdiction to (a) enforce and implement the terms and provisions of the Agreement, all amendments thereto, any waivers and consents thereunder, and of each of the agreements, documents and instruments executed in connection therewith; (b) resolve any disputes, controversies or claims arising out of or relating to the Agreement; (c) interpret, implement and enforce the provisions of this Sale Order, and (d) protect the Purchaser against any Excluded Liabilities or any liens, claims, interests, or encumbrances on or in the Acquired Assets, all of which shall attach to the proceeds of the Sale.

25. In the absence of a stay pending appeal of this Sale Order, if the Purchaser consummates the Sale at any time after entry of this Sale Order, then with respect to the Sale, including any assumption and assignment of any Assumed Contracts that are assumed and assigned pursuant to this Sale Order, the Purchaser shall be entitled to the protections of section 363(m) of the Bankruptcy Code if this Sale Order or any authorization contained herein is reversed or modified on appeal.

26. The failure specifically to include any particular provisions of the Agreement in this Sale Order shall not diminish or impair the efficacy of such provisions, it being the intent of the Court that the Agreement be authorized and approved in its entirety.

27. Any agreements authorized by this Sale Order, including the Agreement and any related agreements, documents or other instruments may be entered into, modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of the Court, provided that any such modification, amendment or supplement has no material adverse effect on the Sellers’ estates or creditors.

28. The terms and provisions of the Agreement, together with the terms and provisions of this Sale Order, shall be binding in all respects upon the Sellers, the Purchaser, and their respective affiliates, successors and assigns, including, without limitation, any trustee, responsible person, estate administrator, representative or similar person (a “Responsible Person”) appointed for or in connection with the Sellers’ estates or affairs in these cases or in any subsequent case under the Bankruptcy Code involving any Seller, and any affected third parties including, but not limited to, (i) all Counterparties to the Assumed Contracts that are assumed and assigned pursuant to this Sale Order; (ii) all creditors with respect to the Assumed Liabilities to be assumed by the Purchaser pursuant to the Agreement (other than Excluded Liabilities and Permitted Exceptions), and (iii) all persons asserting a claim against or interest in the Sellers’ estates or any of the Acquired Assets to be sold to the Purchaser pursuant to the Agreement. Without limiting the generality of the foregoing, any entity providing financing to the Purchaser shall be entitled to enforce the provisions of this Sale Order with respect to the release of any liens, claims, interests or encumbrances against, on, or in the Acquired Assets.

29. All entities that are presently, or on the Closing Date may be, in possession of some or all of the Acquired Assets are hereby directed to surrender possession of the Acquired Assets to the Purchaser on the Closing Date.

30. Notwithstanding anything to the contrary contained in Bankruptcy Rules 6004(h) and 6006(d), this Sale Order shall not be stayed for 10 days after its entry, but rather, shall be effective and enforceable immediately upon its entry, and the Purchaser and the Sellers are authorized to take all actions and enter into any and all agreements that they deem necessary or appropriate with respect to the Sale as authorized by this Sale Order, provided that such action or agreement is consistent with the relief authorized herein.

31. Except to the extent the Purchaser assumes the Assumed Liabilities pursuant to the Agreement, neither the purchase of the Acquired Assets by the Purchaser or its affiliates, nor the subsequent use by the Purchaser or its affiliates of any of the Acquired Assets previously operated by the Sellers, will cause the Purchaser or any of its affiliates to be deemed a successor in any respect to the Sellers’ businesses within the meaning of any foreign, state or local revenue, pension, ERISA, tax, labor or environment law, rule or regulation (including, without limitation, filing requirements under any such laws, rules or regulations) or under any products liability law or doctrine with respect to Sellers’ liability under such law, rule or regulation or doctrine.

32. No bulk sales law or any similar law of any state or other jurisdiction shall apply in any way to the transactions authorized herein.

33. The provisions of this Sale Order are nonseverable and mutually dependent.

Dated: February 15, 2007

Chicago, Illinois

/s/ A. Benjamin Goldgar

Honorable A. Benjamin Goldgar

United States Bankruptcy Judge

1 The Debtors are the following entities: Enesco Group Inc., Enesco International Limited, and Gregg Gift Manufacturing, Inc.

2Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Motion or Agreement (as hereinafter defined), as applicable.